EXHIBIT 10

                Other Opinions:
                      Consents of Independent Auditors and
                      Independent Registered Public Accounting Firm

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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 333-47162 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our report dated March 9, 2007, on the statutory financial statements of Ameritas Variable Life Insurance Company, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 2, 2007


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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 333-47162 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our report dated March 6, 2007, on the statutory financial statements of Ameritas Life Insurance Corp., appearing in Exhibit
(11), which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 2, 2007


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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 11 to Registration Statement No. 333-47162 of Ameritas Variable Life Insurance Company Separate Account VA-2 on Form N-4 of our report dated February 22, 2007, on the financial statements of the subaccounts of Ameritas Variable Life Insurance Company Separate Account VA-2, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Services" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Lincoln, Nebraska
April 2, 2007